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                                                                    EXHIBIT 10.1

                        SETTLEMENT AGREEMENT AND RELEASE

               This Settlement Agreement and Release (the "Agreement") is made by and between Sterling Airways A/S in Bankruptcy, a Danish corporation, by and through its trustee Henrik Andersen ("Sterling"), Pemco World Air Services A/S in Bankruptcy, a Danish corporation, by and through its trustee Pernille Bigaard ("Pemco") and Precision Standard, Inc., a Colorado corporation ("Precision") as of the Effective Date (as hereinafter defined). The parties to this Agreement are collectively referred to as the "Parties" and singularly as a "Party."

                                    RECITALS

               WHEREAS, on September 22, 1993, Sterling was declared bankrupt, pursuant to an order entered by the Maritime and Commercial Court, Copenhagen, Denmark;

               WHEREAS, by court order, Steen Ole Larsen and Henrik Andersen (collectively, the "Sterling Trustees") were appointed as trustees on behalf of Sterling;

               WHEREAS, on November 20, 1997, Pemco was declared bankrupt, pursuant to an order entered by the Maritime and Commercial Court, Copenhagen, Denmark;

               WHEREAS, by court order, Pernille Bigaard and Henrik Andersen (collectively, the "Pemco Trustees") were appointed as trustees on behalf of Pemco;

               WHEREAS, on September 8, 1998, the Sterling Trustees filed suit in the District Court, City and County of Denver, State of Colorado, titled Sterling Airways A/S in Bankruptcy (Reg. No. A/S 32.530 with the Danish Commerce and Companies Agency) v. Precision Standard, Inc., Civil Action No. 98CV7147 (the "Colorado Case");

               WHEREAS, the Pemco Trustees have asserted that they have, or may have, claims and causes of action against Precision (the "Pemco Claims") resulting from certain assurances and guaranties made by Precision;

               WHEREAS, Precision disputes the Pemco Claims and the Pemco Trustees' assertion that it made such assurances and guaranties; and

               WHEREAS, the Parties now desire to fully and finally settle their disputes and all obligations related to or represented by the Colorado Case and the Pemco Claims.

                                    AGREEMENT

               NOW THEREFORE, in consideration of the recitals set forth above and the obligations assumed by each Party under this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

        1.     Precision Payments.

               A. Precision shall pay to Pemco and Sterling a total of $3,500,000 as follows: (i) $1,250,000 (the "Initial Payment") shall be immediately due and payable on the Effective Date, (ii) $1,125,000 (the "First Installment") shall be immediately due and payable on or before April 30, 2000 and (iii) $1,125,000 (the "Second Installment") shall be immediately due and payable on or before May


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31, 2000. Precision's obligations on account of the First Installment and the
Second Installment shall be evidenced by a Promissory Note, substantially in the form of Exhibit A hereto (the "Promissory Note"). The Promissory Note shall be secured by a pledge of 300,000 shares of Precision common stock (the "Stock") pursuant to a stock pledge agreement substantially in the form of Exhibit B hereto (the "Stock Pledge"). Each payment under this Paragraph 1(A) shall be payable in lawful money of the United States. The Initial Payment shall be made by cashier's check payable to Block Markus Williams LLC. The First Installment and the Second Installment shall be made by wire transfer to another account (the "Escrow Account") specified by Pemco and Sterling pursuant to an escrow account agreement substantially in the form of Exhibit C hereto (the "Escrow Agreement").

               B. Precision agrees and covenants that (i) it will enter into a registration rights agreement with respect to the Stock, in form and substance reasonably satisfactory to Pemco and Sterling, on or before April 28, 2000, (ii) it will file an S-3 registration statement for the Stock on or before April 28, 2000 and (iii) such registration statement shall be declared effective by the Securities and Exchange Commission on or before June 22, 2000 and thereafter the Stock shall be freely tradable and not subject to any restrictions or lock-ups; provided, however, that if Precision timely makes the Initial Payment and the First Installment and makes the Second Installment prior to June 22, 2000, Precision shall have no further obligations under this Paragraph 1(B) (including, without limitation, the obligations set forth in (iii) of this Paragraph 1(B)). The failure of the Parties to agree on a registration rights agreement shall not excuse Precision's obligations set forth in (ii) and (iii) of this Paragraph 1(B).

        2.     Continuance of Colorado Action.

               Within two (2) business days after the Effective Date and receipt of the Initial Payment, Sterling shall request a continuance of the trial in the Colorado Case to a date as soon after May 31, 2000 as possible. For purposes hereof, the term "business day" shall mean a day on which banks are open for the transaction of business in Denver, Colorado.

        3.     Sterling Releases.

               A. Effective upon and subject to payment by Precision of the Initial Payment, the First Installment and the Second Installment, the Sterling Trustees, on behalf of themselves, Sterling, the Sterling estate and its officers, directors, shareholders, principals, agents, beneficiaries, heirs, creditors, successors and assigns (other than Pemco), forever release, discharge and acquit and, without the need for any further agreement, undertaking or instrument of any kind, is hereby deemed to have forever released, discharged and acquitted Precision and its officers, directors, shareholders, principals, subsidiaries, affiliated companies, insurers, representatives, agents, beneficiaries, heirs, successors and assigns of and from and against any and all lawsuits, claims, causes of action, demands, obligations, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, accounts, controversies, promises, losses, rights of indemnity, requirements, damages, costs, expenses, fees (including attorneys fees) and liabilities of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether now known, unknown or later discovered, whether liquidated or unliquidated, including, but not limited to, the Colorado Case, those in any way related to or arising from the Colorado Case and any transaction, relationship or agreement, whether verbal or written, between or among Sterling and Precision or any of its subsidiaries or affiliates. In furtherance of the foregoing, within two (2) business days after the date on which Precision satisfies its obligations in Paragraph 1(A) above, Sterling shall seek dismissal of the Colorado Case with prejudice.

               B. Concurrently with the granting of the releases set forth in Paragraph 3(A) above, Precision, on behalf of itself, its officers, directors, shareholders, principals, subsidiaries, affiliated companies, agents, beneficiaries, heirs, successors and assigns, forever releases, discharges and acquits

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and, without the need for any further agreement, undertaking or instrument of any kind, is hereby deemed to have forever released, discharged and acquitted the Sterling Trustees, Sterling, the Sterling estate and its officers, directors, shareholders, principals, subsidiaries, affiliates, representatives agents, beneficiaries, heirs, successors and assigns of and from and against any and all lawsuits, claims, causes of action, demands, obligations, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, accounts, controversies, promises, losses, rights of indemnity, requirements, damages, costs, expenses, fees (including attorneys fees) and liabilities of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether now known, unknown or later discovered, whether liquidated or unliquidated, including, but not limited to, any transaction, relationship or agreement, whether verbal or written, between or among Sterling, Pemco and/or Precision or any of its subsidiaries or affiliates.

        4.     Pemco Releases.

               A. Provided that there are no uncured Events of Default, (i) on or prior to May 15, 2000, Pemco shall request release agreements (the "Release Agreements") in form and substance reasonably acceptable to Precision's Danish representative, Ole Borch, for creditors of Pemco which hold the following claims: 1, 6, 12, 137, 138, 154, 293, 294, 295, 297 and 316 (the "Required
Releases"), and (ii) no later than June 15, 2000, Pemco shall request releases from all other unsecured creditors of Pemco as set forth on the Creditor List attached hereto as Exhibit D. On or prior to October 5, 2000, Pemco shall, at a minimum, deliver to Precision, and Precision shall have received, each of the Release Agreements duly executed by appropriate parties with regard to the Required Releases. Any Release Agreement or release obtained by Pemco under this Paragraph 4(A) shall, by its terms, become effective upon the Escrow Release (as defined below).

               B. Provided that there are no uncured Events of Default, if Pemco fails to perform its obligations under Paragraph 4(A) within the time limits set forth therein, Precision shall, in its sole discretion, be entitled to exercise one of the following options:

                    (i) on or before October 16, 2000, provide notice to Pemco that it is terminating this Settlement Agreement;

                    (ii) accept Pemco's release as set forth in Paragraph 4(G) below notwithstanding such failure and authorize the release of all funds in the Escrow Account to Pemco and Sterling (the "Escrow Release"); or

                    (iii) on or before October 16, 2000, provide notice to Pemco that it must retain all amounts in the Escrow Account until May 5, 2001 subject to Paragraph 4(D) below.

               C. Provided that there are no uncured Events of Default, if prior to October 5, 2000, one or more creditors of Pemco has made a written claim or demand for payment against Precision or filed or has threatened to file suit against Precision (a "Creditor Claim") (other than the suit brought by Brite Air Parts, Inc. a/k/a Brite Air in the Maritime and Commercial Court in Copenhagen, Denmark (Case No. H0221-98) and the related proceeding brought in the District Court for the City and County of Denver, Colorado (Case No. 00 CV 0050) (together the "Brite Air Litigation"), which for purposes of this Agreement shall not be considered a Creditor Claim) and prior to May 5, 2001, one or more creditors actually files suit(s) (other than the Brite Air Litigation) which, when all such suits are taken together, seek damages in excess of $100,000 against Precision, Precision shall, in its sole discretion, be entitled to exercise one of the following options:

                    (i) on or before May 15, 2001, provide notice to Pemco that it is terminating this Settlement Agreement; or

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                    (ii) accept Pemco's release as set forth in Paragraph 4(G)
below notwithstanding the existence of such suit(s) and authorize the Escrow Release. Provided that, (i) Precision shall provide provisional notice to Pemco on or before April 15, 2001 as to which of the foregoing options it is likely to exercise, which provisional notice shall not be binding on Precision, and (ii) prior to May 15, 2001, Pemco shall have the right, but not the obligation, to pay or settle, in a manner reasonably satisfactory to Precision, Creditor Claims in a minimum amount of not less than eighty percent (80%) of the total amount of Creditor Claims then outstanding, in which case, as long as the aggregate amount of damages sought in lawsuits against Precision on account of Creditor Claims does not then exceed $100,000 after giving effect to any such settlements or payments by Pemco, Precision shall be deemed to have exercised the option set forth in (ii) of this Paragraph 4(C).

               Each of Pemco and Precision covenants and agrees to provide the other with notice of any Creditor Claim within seven (7) business days of becoming aware of such claim. Moreover, each of Pemco and Precision represents and warrants that as of the Effective Date it has not received any notice of, and does not have any knowledge of, any Creditor Claim.

               D. If Precision exercises option 4(B)(iii) above and Pemco delivers the Required Releases to Precision on or before May 5, 2001, Precision shall be deemed to have accepted Pemco's release as set forth in Paragraph 4(G) below and shall be deemed to have authorized the Escrow Release; provided that prior to May 5, 2001, no creditors of Pemco have actually filed suit(s) (other than the Brite Air Litigation) which, when all such suits are taken together, seek damages in excess of $100,000 against Precision. If Precision exercises option 4(B)(iii) above and (a) Pemco fails to deliver the Required Releases to Precision on or before May 5, 2001 or (b) prior to May 5, 2001, one of more creditors of Pemco has actually filed suit(s) (other than the Brite Air Litigation) which, when all such suits are taken together, seek damages in excess of $100,000 against Precision, Precision shall, in its sole discretion, be entitled to exercise one of the following options:

                    (i) on or before May 15, 2001, provide notice to Pemco that it is terminating this Settlement Agreement; or

                    (ii) accept Pemco's release as set forth in Paragraph 4(G) below notwithstanding the existence of such suit(s) and authorize the Escrow Release.

Provided that, (i) Precision shall provide provisional notice to Pemco on or before April 15, 2001 as to which of the foregoing options it is likely to exercise, which provisional notice shall not be binding on Precision, and (ii) prior to May 15, 2001, Pemco shall have the right, but not the obligation, to pay or settle, in a manner reasonably satisfactory to Precision, Creditor Claims in a minimum amount of not less than eighty percent (80%) of the total amount of Creditor Claims then outstanding, in which case, as long as the aggregate amount of damages sought in lawsuits against Precision on account of Creditor Claims does not then exceed $100,000 after giving effect to any such settlements or payments by Pemco, Precision shall be deemed to have exercised the option set forth in (ii) of this Paragraph 4(C).

               E. If Precision exercises option 4(B)(i), 4(C)(i) or 4(D)(i) above, Pemco shall, within seven (7) business days after receiving the notice set forth therein, authorize that all amounts held in the Escrow Account (including the First Installment, the Second Installment and all earning thereon) be returned to Precision, Pemco and Precision shall retain all rights and remedies which they have, or may have, against each other as though they had never entered into this Agreement and the releases set forth in Paragraphs 4(G) and 4(H) below shall be deemed null and void and of no effect whatsoever; provided, however, that, notwithstanding the foregoing, (i) this Agreement shall be deemed to continue to be in full force and effect as between Sterling and Precision, (ii) Sterling shall be entitled to retain the

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Initial Payment and (iii) the releases set forth in Paragraph 3 above shall continue in full force and effect notwithstanding the return of all amounts in the Escrow Account to Precision.

               F. If (i) Pemco satisfies its obligations under Paragraph 4(A) and, (a) no Creditor Claim has been asserted or threatened on or prior to October 5, 2000, (b) if any Creditor Claim has been asserted or threatened on or prior to October 5, 2000 and either (X) as of May 5, 2001, the aggregate amount of damages sought in lawsuits against Precision on account of Creditor Claims does not exceed $100,000 or (Y) Pemco has resolved Creditor Claims in a minimum amount of not less than eighty percent (80%) of the total amount of Creditor Claims then outstanding pursuant to Paragraph 4(C) or 4(D) and the aggregate amount of damages sought in lawsuits against Precision on account of Creditor Claims does not exceed $100,000 as of May 5, 2001 after giving effect to any such resolutions, or (ii) Precision fails to provide any notice required under Paragraph 4(B), 4(C) or 4(D) above within the time frame set forth therein, Precision shall be deemed to have accepted Pemco's release as set forth in Paragraph 4(G) below and shall be deemed to have authorized and shall authorize the Escrow Release.

               G. Effective immediately upon the Escrow Release, the Pemco Trustees, on behalf of themselves, Pemco, the Pemco estate, its officers, directors, shareholders, principals, agents, beneficiaries, heirs, successors and assigns, forever release, discharge and acquit and, without the need for any further agreement, undertaking or instrument of any kind, is hereby deemed to have forever released, discharged and acquitted Precision and its officers, directors, shareholders, principals, subsidiaries, affiliated companies, insurers, representatives, agents, beneficiaries, heirs, successors and assigns of and from and against any and all lawsuits, claims, causes of action, demands, obligations, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, accounts, controversies, promises, losses, rights of indemnity, requirements, damages, costs, expenses, fees (including attorneys fees) and liabilities of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether now known, unknown or later discovered, whether liquidated or unliquidated, including, but not limited to, any transaction, relationship or agreement, whether verbal or written, between Pemco and Precision or any of its subsidiaries or affiliates.

               H. Concurrently with the granting of the releases set forth in Paragraph 4(G) above, Precision, on behalf of itself, its officers, directors, shareholders, principals, subsidiaries, affiliated companies, agents, beneficiaries, heirs, successors and assigns, forever releases, discharges and acquits and, without the need for any further agreement, undertaking or instrument of any kind, is hereby deemed to have forever released, discharged and acquitted the Pemco Trustees, Pemco, the Pemco estate and its principals, representatives, agents, beneficiaries, heirs, successors and assigns of and from and against any and all lawsuits, claims, causes of action, demands, obligations, indebtedness, debts, breaches of contract, duty or relationship, acts, omissions, misfeasance, malfeasance, accounts, controversies, promises, losses, rights of indemnity, requirements, damages, costs, expenses, fees (including attorneys fees) and liabilities of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether now known, unknown or later discovered, whether liquidated or unliquidated, including, but not limited to, any transaction, relationship or agreement, whether verbal or written, between Pemco and Precision or any of its subsidiaries or affiliates.

        5.     Event of Default by Precision.

               A. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") by Precision hereunder:

                    (i) Precision fails to pay the First Installment on the due date and such failure shall continue for a period of ten (10) days; provided that, if the First Installment is not paid

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within five (5) days of the due date, a late fee equal to five percent (5%) of the First Installment shall be added to the First Installment and shall be due and payable with the First Installment;

                    (ii) Precision fails to pay the Second Installment on the due date and such failure shall continue for a period of thirty (30) days; provided that, if the Second Installment is not paid within 5 days of the due date, a late fee equal to five percent (5%) of the Second Installment shall be added to the Second Installment and shall be due and payable with the Second Installment; or

                    (iii) Precision fails to satisfy the requirements of Paragraph 1(B) above within the time periods set forth therein.

               B. Upon the occurrence of any of the Events of Default set forth above, Pemco and Sterling shall have, in addition to all other rights and remedies provided by applicable law:

                    (i) the right to a release of all funds in the Escrow and the right to retain all such funds;

                    (ii) the right to enforce any rights and remedies they may have by law or contract on account of the Promissory Note and/or the Stock Pledge; and

                    (iii) Pemco, Precision and Sterling shall retain all rights and remedies that each of them has, or may have, against each other as though it had never entered into this Agreement and Pemco and Sterling may retain any funds or proceeds paid to them under this Agreement and such funds or proceeds shall be set-off against any recovery which Pemco and/or Sterling ultimately receives in enforcing their rights and remedies under this Agreement or the rights and remedies described in this subparagraph (5(B)(iii).

        6.     Effective Date.

               This Agreement shall become effective on the date on which all of the following conditions have been satisfied (the "Effective Date"):

               (i) Each of the Parties has delivered an executed counterpart of this Agreement and the Escrow Agreement to the other Parties;

               (ii) Precision has executed and delivered the Promissory Note and the Stock Pledge; and

               (iii) Pemco and Sterling have received the Initial Payment.

               Each of the Parties hereby covenants and agrees that it will exercise good faith efforts to satisfy the foregoing conditions as soon as reasonably practicable.

        7.     Authority.

               Each of the individuals signing below represents and warrants that he or she is fully authorized to enter into this Agreement and that, by signing below, he or she will bind the Party on whose behalf he or she is executing this Agreement.

        8.     Tolling of Limitations Period.

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               Any statute of limitations under any state, federal or
international law or the laws of Denmark applicable to any claim held by Pemco against Precision and any claim held by Precision against Pemco shall be tolled on the Effective Date until June 15, 2001, at which time any applicable statute of limitations shall begin to run again; provided, however, that nothing in this Paragraph 8 shall be deemed to reinstate or toll any statute of limitations that expired prior to the Effective Date.

        9.     Covenant Concerning Admissibility of this Agreement.

               Each of the Parties covenants and agrees that it will not submit or seek to introduce this Agreement as evidence of liability or damages in any judicial, administrative, quasi-judicial or other proceeding or action except for any proceeding or action brought to enforce its rights under this Agreement.

        10.    Notices.

               All notices which are given under this Agreement shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand or facsimile transmission, or seven business days after being deposited with an "overnight" delivery service, addressed as follows:

        Precision:           Precision Standard, Inc.
                             Attn:  Richard G. Godin
                             1943 North 50th Street
                             Birmingham, Alabama  35212
                             Telephone:  (205) 591-3009
                             Facsimile:  (205) 595-6631

                             and

                             Mark Holdsworth
                             c/o Tennenbaum & Company
                             11100 Santa Monica Boulevard, Suite 210
                             Los Angeles, California  90025
                             Telephone:  (310) 566-1005
                             Facsimile:  (310) 566-1010

        with a copy to:      Gregory Lunt
                             Latham & Watkins
                             633 West Fifth Street, Suite 4000
                             Los Angeles, California  90071
                             Telephone:  (213) 485-1234
                             Facsimile:  (213) 891-8763

        Pemco and Sterling:  Pernille Bigaard
                             O. Bondo Svane
                             Trondhjems Plads 3
                             2100 Copenhagen
                             Denmark
                             Telephone:  011-45-35-27-95-95
                             Facsimile:  011-45-35-38-13-38

                             and

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                             Henrik Andersen
                             Lind & Cadovius
                             38, Ostergade
                             P.O. Box 2256
                             DK-1019 Copenhagen K
                             Denmark
                             Telephone:  011-45-33-33-81-00
                             Facsimile:  011-45-33-33-81-01

        with a copy to:

                             James Markus
                             Block Markus Williams, LLC
                             1700 Lincoln, #3550
                             Denver, Colorado  80439
                             Telephone:  (303) 830-0800
                             Facsimile:  (303) 830-0809

        11.    Construction of Agreement.

               This Agreement shall be construed as a whole in accordance with its fair meaning. The language of this Agreement shall not be construed for or against any particular Party. Each and every covenant, term, provision and agreement herein contained shall be binding upon and inure to the benefit of the successors and assigns of the Parties. The headings used herein are for reference only and shall not affect the construction of this Agreement.

        12.    Sole Agreement.

               This Agreement (together with the Promissory Note, the Stock Pledge and the Escrow Agreement) constitutes and contains the sole and entire settlement agreement between the Parties and supersedes all prior settlement agreements, negotiations and discussions between the Parties and/or their respective counsel with respect to the subject matters covered hereby. No other settlement agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any of the Parties concerning the subject matter hereof.

        13.    Severability.

               In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Agreement, and the remaining portions shall remain in full force; provided that, in the good faith determination of the Parties, such provision is not a material provision hereof.

        14.    Amendment to Agreement.

               Any amendment to this Agreement must be in a writing signed by duly authorized representatives of the Parties and stating the intent of the Parties to amend this Agreement. No breach of any provision of this Agreement shall be deemed waived unless the waiver is in writing signed by a duly authorized representative of the waiving Party. Waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.


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        15.    Party Cooperation.

               The Parties agree to cooperate fully and to execute any and all supplementary documents and to take any and all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement, including without limitation full and complete dismissal of the Colorado Case with prejudice and preparation and distribution of the Release Agreements. In furtherance of the foregoing, each of Pemco and Sterling covenants that it will not cooperate with, encourage or otherwise assist any creditor of Pemco in the asserting, filing, prosecuting, adjudicating or settling of any claim or demand against Precision except as permitted in Paragraphs 4(C) and 4(D) above and, except to the extent it has a legal duty to do so, will not disclose, share or provide any information, documents or data concerning, or to facilitate, such claim or demand.

        16.    No Reliance.

               In entering into this Agreement, each Party has relied solely upon his, her or its own judgment and, where applicable, the judgment and advice of its own attorney, which are the attorneys of their own choice. None of the Parties to this Agreement have been influenced or induced to any extent whatever by any representation or statement regarding its damages or any other matters made by, or on behalf of, any other Party. The terms of this Agreement have been completely read and are fully understood and voluntarily accepted by each Party. There are no settlement agreements other than those set forth in the Agreement or expressly referenced herein. All of the terms of this Agreement are contractual and none are mere recitals.

        17.    Choice of Law; Venue.

               This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the state of Colorado. Each of the Parties hereto irrevocably and unconditionally submits for itself in any legal action or proceeding relating to this Agreement to the district court for the city and county of Denver, Colorado.

        18.    Attorneys' Fees.

               In any actions or proceedings to interpret or enforce this Agreement, the prevailing Party shall be entitled to recover from the losing Party all of the prevailing Party's reasonable costs and expenses, including reasonable attorneys' fees.

        19.    Counterparts.

        This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one agreement, with the same force and effect as if all signatures had been entered on one document.

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

Date:   March 28, 2000              PRECISION STANDARD, INC.


                                    By:     /s/ RICHARD G. GODIN
                                    Name:   Richard G. Godin
                                    Title:  Vice President Finance


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                                    STERLING AIRWAYS A/S IN BANKRUPTCY


                                    By:     /s/ HENRIK ANDERSEN
                                    Name:   Henrik Andersen
                                    Title:  Trustee



                                    PEMCO WORLD AIR SERVICES A/S IN BANKRUPTCY


                                    By:     /s/ PERNILLE BIGAARD
                                    Name:   Pernille Bigaard
                                    Title:  Trustee


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                                 PROMISSORY NOTE


AMOUNT: $2,250,000.00                                     DATE: MARCH __, 2000

        FOR VALUE RECEIVED, PRECISION STANDARD, INC. (the "Borrower"), promises to pay to the order of STERLING AIRWAYS A/S IN BANKRUPTCY AND PEMCO WORLD AIR SERVICES A/S IN BANKRUPTCY, JOINTLY (the "Lender"), the principal sum of Two Million Two Hundred Fifty Thousand and No/100 Dollars $2,250,000), on the following terms:

        1. Principal Payments. Borrower shall pay Lender as follows:

            a. First Installment: $1,125,000 due on or before April 30, 2000. If payment is not made within five (5) days of such due date, a late fee equal to five percent (5%) of the First Installment shall be added to the First Installment and thereafter be due and payable to Lender.

            b. Second Installment: $1,125,000 due on or before May 31, 2000. If payment is not made within five (5) days of such due date, a late fee equal to five percent (5%) of the Second Installments shall be added to the Second Installment and shall thereafter be due and payable to Lender.

        If Borrower pays the First Installment and any applicable late fee thereon, if any, within ten days after April 30, 2000 and the Second Installment and any applicable late fee thereon, if any, within thirty days after May 31, 2000, Lender shall waive any and all other obligations hereunder. If Borrower fails to pay the First Installment and any applicable late fee thereon, if any, within ten days after April 30, 2000 or the Second Installment and any applicable late fee thereon, if any, within thirty days after May 31, 2000, Lender may, without notice to Borrower, accelerate this Note and declare all sums immediately due and owing.

        2. Interest. If Borrower fails to pay the First Installment and any applicable late fee thereon, if any, within ten days after April 30, 2000 or the Second Installment and any applicable late fee thereon, if any, within thirty days after May 31, 2000, then the unpaid principal balance shall bear interest from the date hereof until paid at a variable rate equal to the Prime Rate (defined below) plus one percent (1%) per annum. Interest shall accrue daily on the unpaid principal balance until Lender is paid in full. To compute the daily interest accrual, the outstanding principal balance shall be multiplied by the interest rate then in effect and divided by three hundred sixty (360). The interest rate shall change daily as the Prime Rate changes from time to time.

            As used in this Promissory Note, the term "Prime Rate" shall mean the prime rate published in the Wall Street Journal Western Edition from time to time. The Prime Rate will change from time to time as it changes.

        3. Form of Payment. All payments of principal, interest, and other amounts due under this Promissory Note shall be payable in lawful money of the United States of America.

        4. Place of Payment. All payments of principal shall be to the Escrow Agent (as such term is defined the Escrow Agreement of even date herewith). Payments shall be deemed made only upon receipt by the Escrow Agent. Upon an event of default, all payments shall be paid directly to Lender, including, without limitation any payments initially paid to Escrow Agent.

        5. Application of Payments. Provided there are no Defaults (as defined below), if Borrower timely pays the First Installment and any applicable late fee thereon, if any, within ten days after April 30, 2000 and the Second Installment and any applicable late fee thereon, if any, within thirty days after May 31, 2000, Lender shall waive any and all other obligations hereunder. If there is an event of default, then all payments received by the Lender shall be applied first to the payment of any costs of collection, including attorney's fees, arising under this Promissory Note or any of the documents given as security of this Promissory Note; second, to accrued but unpaid interest on this Promissory Note; third, the balance, if any, shall be applied to the reduction of the outstanding principal balance of this Promissory Note.

        6. Security. This Promissory Note and the indebtedness evidenced hereby, including principal, interest, costs of collection, and all other amounts due hereunder are secured by a Stock Pledge Agreement of even date herewith evidencing Borrowers' pledge of 300,000 shares of the Common Stock of Precision Standard, Inc. as security (together with any substitutions or replacements therefor, the "Collateral Stock").

        7. Default. The occurrence of any one or more of the following events or circumstances shall constitute a default hereunder (a "Default") : (i) Borrower's failure to pay the First Installment and any applicable late fee thereon, if any, within ten days after April 30, 2000; (ii) Borrowers failure to pay the Second Installment and any applicable late fee thereon, if any, within thirty days after May 31, 2000, or (iii) the occurrence of any Event of Default under the Settlement Agreement of even date hereof between Borrower and Lender.

        8. Remedy. Time is of the essence hereof. Upon Default, the entire unpaid principal sum, accrued interest, other amounts due under this Promissory Note, and all other obligations, direct or contingent, of the Borrower or any surety, endorser, guarantor, or accommodation party hereon due to the Lender shall at once become due and payable without further notice, at the option of the Lender, and Lender shall have the right to exercise any of the rights and remedies available to Lender at law or in equity.

        9. Prepayment. The principal balance due under this Promissory Note may be prepaid, in whole or in part, at any time without penalty.

        10. Waiver. The Borrower and each surety, endorser, guarantor, accommodation party, and other party now or hereafter liable for payment of this Promissory Note, severally waive demand; presentment for payment; protest; notice of dishonor, of protest, of demand, of nonpayment, and of maturity; and diligence in collecting or bringing suit against any party liable hereon; and further agree to any and all extensions, renewals, modifications, partial payments, substitutions of evidence of indebtedness, the taking or release of any security or collateral, or the release of any party liable hereon, with or without notice before or after maturity.

        11. Expenses and Costs of Collection. In the event this Promissory Note is placed in the hands of an attorney for collection or suit is filed hereon; or if proceedings are commenced to foreclose any instruments securing this Promissory Note; or if proceedings are had in bankruptcy, receivership, reorganization, or other legal or judicial proceedings for the collection of this Promissory Note or the foreclosure of any instrument securing this Promissory Note; or in the event the Lender is made a party to any litigation or any litigation is threatened as a result of the existence of any instrument securing this Promissory Note, the Borrower hereby agrees to pay to the Lender all expenses and costs of collection incurred in connection with any such collection, suit, or proceeding, in addition to the principal and interest then due, which expenses and costs of collection shall include, by example and not limitation, the following as applicable: attorney's fees; receiver's fees and costs; public trustee's fee and costs; appraisal fees; environmental audits; expert witness fees; deposition costs; filing fees; the cost of mailing or serving process, notices, and other documents; copy costs; and title insurance premiums or abstracting charges. All expenses and costs of collection shall be paid at the time of and as a condition precedent to the curing of any default in the payment of this Promissory Note. The Borrower further agrees to pay to the Lender all expenses and costs, including attorney's fees, incurred by the Lender in collecting any judgment entered on this Promissory Note.

        12. Colorado Law to Apply. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Colorado. Borrower hereby unconditionally and irrevocably consents to and submits for itself in any legal action or proceeding relating to this Promissory Note to the District Court for the City and County of Denver, Colorado.

        13. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right which the Lender may have hereunder shall operate as a waiver of such right; nor shall any single or partial exercise by the Lender of any right hereunder preclude the exercise of any other right.

        14. Bankruptcy. Notwithstanding the full payment of all obligations due to the Lender and pursuant to the terms of this Promissory Note, in the event of the bankruptcy, either voluntary or involuntary, or any other action of insolvency or debtor relief in which the Borrower may be involved pursuant to federal or state law, under such terms and conditions as to cause any payments made by the Borrower to the Lender to be deemed a preferential or voidable payment, then in that event, the Borrower shall remain and shall be fully and completely liable and obligated to the Lender upon demand for the repayment of any sums which the Lender may be obligated to make to any bankruptcy court, trustee in bankruptcy, receiver, or other third party pursuant to any such bankruptcy or insolvency laws or provisions plus interest at the rate herein set forth from the date of notice to the date of payment. This provision shall be applicable notwithstanding the prior payment in full of said obligations. The Borrower acknowledges that this agreement is a material part of the consideration, in exchange for which the Lender has agreed to extend the above-described credit for and at the rates and terms herein set forth.

        15. Remedies Cumulative. The remedies provided in this Promissory Note and any instruments securing this Promissory Note shall be cumulative and not exclusive of any remedies provided by law.

        16. Modification. This Promissory Note may not be amended, altered, changed, or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification, or discharge is sought.

        17. Notice. Any notice required or desired to be given by the parties hereto shall be in writing and shall be given in the manner set forth in the Settlement Agreement.

        18. Notices of a change of address of either party shall be given in the same manner as all other notices as hereinabove provided.

        19. Severability. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of Colorado or other applicable law. In the event that any one or more of the provisions contained in this Promissory Note shall, for any reason, be held to be invalid, void, illegal or unenforceable in any respect, such invalidity, voidness, illegality or unenforceability shall not affect any other provision of this Promissory Note and the remaining portions shall remain in full force.

        20. Successors and Assigns. All of the covenants, obligations, promises, and agreements contained in this Promissory Note made by the Borrower shall be binding upon Borrower and its representatives, successors, and assigns.

        21. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS PROMISSORY NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS PROMISSORY NOTE OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.


                                    BORROWER:

                                    PRECISION STANDARD, INC.


                                    By:
                                    Name:
                                    Title:

                             STOCK PLEDGE AGREEMENT



        IN CONSIDERATION of that certain Promissory Note in the principal amount of Two Million Two Hundred Fifty Thousand and No/100 Dollars ($2,250,000.00) by PRECISION STANDARD, INC.("Pledgor") in favor of STERLING AIRWAYS A/S IN BANKRUPTCY AND PEMCO WORLD AIR SERVICES A/S IN BANKRUPTCY, JOINTLY ("Lender"), Pledgor does hereby deposit, deliver, assign, transfer and pledge with and to Lender all of the Collateral (as hereinafter defined) and, further, does hereby give and grant to Lender a security interest in and to all of said Collateral.

        For purposes of this Stock Pledge Agreement (the "Pledge Agreement"), the term "Collateral" shall include Three Hundred Thousand (300,000) shares of the common stock of Precision Standard, Inc.(the "Securities"), as well as all substitutes therefor, additions and accessions thereto, proceeds and products thereof, any and all interest, stock rights, rights to subscribe, dividends, stock dividends, dividends paid in stock, liquidating dividends, new securities and other property to which Pledgor may now be or hereafter become entitled by reason of the ownership of the Securities during the existence of this Pledge Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Settlement Agreement of even date herewith by and between Pledgor and Lender (the "Settlement Agreement").

        All of the Collateral shall be held by Lender as security for the payment and performance of all of Pledgor's obligations under this Pledge Agreement and under that certain Promissory Note dated of even date herewith in the principal amount of Two Million Two Hundred Fifty Thousand and No/100 Dollars ($2,250,000.00), made by Pledgor and payable to Lender, together with all amendments, extensions and renewals thereof (the "Note") and the Settlement Agreement.

        All of such obligations and indebtedness shall be hereinafter collectively referred to as the "Indebtedness," and the Note and Settlement Agreement shall be hereinafter collectively referred to as the "Settlement Documents."

        1. Delivery and Deposit. The Securities shall be delivered and deposited with Lender concurrently with the execution of this Pledge Agreement. Any stock certificates delivered pursuant to the foregoing requirements shall be delivered with: (i) a properly executed stock assignment (transferring the Securities to Lender), and (ii) all other documents which, when presented to the Pledgor, as issuer of the Securities, or transfer agent, shall be effective to cause the transfer of the Securities to Lender. Pledgor hereby agrees to execute such instruments as are required hereby and further agrees to supply such endorsements and execute and file any financing statement or other documents and take such other actions (including, without limitation, obtaining any opinions of counsel required by the Issuer or the transfer agent of the Securities in connection with this pledge, and any future transfer of the Securities pursuant hereto) as shall be deemed, by Lender, to be reasonably necessary to the perfection and exercise of its rights and remedies under this Pledge Agreement.

        2. Warranties. Pledgor warrants and represents to Lender as follows: (i) the Collateral is genuine, and Pledgor has title to the Collateral free and clear of liens, security interests, setoffs, adverse claims, assessments, defaults, defenses and conditions precedent, except as disclosed on the face thereof or as previously disclosed in writing to Lender; (ii) the Securities are fully paid and nonassessable; (iii) the execution and delivery of this Pledge Agreement will not violate any charter, law, agreement or decree governing Pledgor, the Collateral or the Issuer; and (iv) the Securities are not subject to any shareholders' agreement, voting trust or other agreement or restriction of any kind.

        3. Covenants of Pledgor. Lender has been granted under this Pledge Agreement a security interest in all securities and other property, rights and interests of any description at any time issued or issuable as an addition to, in substitution, conversion or exchange for or with respect to the Collateral, including without limitation corporate dividends or shares issued as dividends or as the result of any reclassification, split-up or other corporate reorganization. Pledgor shall hold in trust for and deliver promptly to Lender in the exact form received, all such securities or other property which comes into the possession, custody or control of Pledgor. Notwithstanding the foregoing, until the occurrence of a default (as defined in Section 9), Pledgor shall be entitled to receive any and all cash dividends paid with respect to the Collateral. After the occurrence of any default (as defined in Section 9), Lender shall be entitled to all cash dividends paid with respect to the Collateral, and upon demand, Pledgor shall execute, assign and endorse all proxies, applications, acceptances, stock powers, chattel paper, documents, instruments and other evidence of payment or writings constituting or relating to any of the Collateral or such other property that Lender may deem necessary or appropriate to protect its rights and interest hereunder. All assignments and endorsements by Pledgor shall be in form and substance as may be reasonably satisfactory to Lender, and Pledgor hereby waives presentment, notice of dishonor, protest, demand and all other notices with respect thereto.

        Unless and until Lender expressly agrees in writing to another course of action: (i) Pledgor shall not sell, assign, transfer, pledge, hypothecate or otherwise grant any interest in any of the Collateral to any person or entity other than Lender without Lender's prior written consent, and Pledgor shall not take any action with respect to the Collateral in violation of any federal or state securities laws or other laws, orders or decrees applicable to the Collateral; (ii) Pledgor shall keep the Collateral free of liens, security interests and adverse claims; (iii) Pledgor shall promptly notify Lender of any default (as defined in Section 9); and (iv) Pledgor shall defend the Collateral against the claims and demands of all persons.

        4. Rights as to Collateral.

            i. At any time, without notice and at the expense of Pledgor, Lender in its name or in the name of its nominee or of Pledgor, may, but shall not be obligated to: (i) notify any person obligated on any security instrument or other paper subject to this Pledge Agreement of Lender's rights hereunder; (ii) insure, process and preserve the Collateral; (iii) hold the Collateral in the name of Pledgor, endorsed or assigned in blank or in favor of Lender, or, upon the occurrence and during the continuance of a default, cause the Collateral to be transferred to Lender's name or to the name of its nominee; (iv) exchange any of the Collateral for other property upon a reorganization, recapitalization or other readjustment and, in connection therewith, deposit any of the Collateral with any committee or depositary upon such terms as Lender may determine; (v) in its name or in the name of Pledgor demand, sue for, collect or receive, any money or property at any time payable or receivable on account of or in exchange or conversion for any of the Collateral and, in connection therewith, endorse notes, checks, drafts, money orders, documents of title or other evidence of payment, shipment or storage in the name of Pledgor; and (vi) perform any obligations of Pledgor hereunder.

            ii. Pledgor authorizes Lender, without notice or demand and without affecting Pledgor's liability hereunder or on the Indebtedness, or any part thereof, from time to time to: (i) take, hold and/or release security, other than the Collateral herein described, for the payment of the Indebtedness or any part thereof; and (ii) release, add or substitute any endorser, surety, guarantor or other obligor for the Indebtedness or any part thereof.

            iii. Lender shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to Lender in this Pledge Agreement, and shall not be responsible for any failure to do so or delay in so doing.

        5. Redelivery of Collateral. Lender may at any time deliver the Collateral or any part thereof to Pledgor. Provided there have been no defaults by Borrower as defined in the Promissory Note, upon Pledgor's satisfaction of all its obligations under the Promissory Note, Lender shall deliver the Collateral to Pledgor. The receipt of said property by Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall be discharged from any liability or responsibility therefor.

        6. Payment of Charges. Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, or any part or portion thereof, and upon the failure of Pledgor to do so, Lender, at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same; provided, however, that Lender agrees that if Pledgor demonstrates to Lender's satisfaction that there is a basis in fact or law to, in good faith, contest any such tax, charge, lien or assessment, and if Pledgor has deposited with Lender a sum in cash sufficient to pay such tax, charge, lien or assessment together with accruing interest and penalties and all costs of contesting the same, including attorneys' fees, Lender shall not exercise its aforesaid option.

        7. Additions to Indebtedness . Upon and during the continuance of a default hereunder or a default or Event of Default under any of the Settlement Documents, all charges, costs and expenses (including, without limitation, reasonable attorneys' fees, transfer taxes, conversion costs, etc.) incurred or paid by Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Indebtedness secured hereunder and shall be paid to Lender by Pledgor immediately and without demand with interest thereon at the highest interest rate provided with respect to any of the Indebtedness.

        8. Voting.

            i. As long as no default exists hereunder, Pledgor shall be entitled to exercise all voting rights pertaining to the Collateral for all purposes not inconsistent with the terms of this Pledge Agreement. To that end, if any of the Collateral is registered in the name of Lender or its nominees, Lender shall, at the request of Pledgor, execute and deliver to Pledgor appropriate proxies or consents.

            ii. In the event of any default hereunder, Lender may, in its discretion, revoke all proxies or consents granted pursuant to this Section and exercise all other rights granted in this Pledge Agreement.

        9. Events of Default. The occurrence of any one or more of the following events or circumstances shall constitute a default hereunder:

            i. Any default under the Settlement Agreement or the Promissory
Note;

            ii. Pledgor provides or causes any false or misleading signature or representation hereunder or in the Settlement Agreement; or

            iii. Becomes insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any voluntary or involuntary bankruptcy, insolvency or debtor rehabilitation proceeding.

        10. Rights upon Default. If there is a default under this Pledge Agreement, Lender shall be entitled to exercise any one or more of the following remedies without presentment, dishonor, notice or demand of any kind (all of which are hereby waived by Pledgor):

            i. To declare the Indebtedness immediately due and payable in full;

            ii. To collect the outstanding Indebtedness with or without resorting to judicial process;

            iii. To retain any instruments or other remittances constituting the Collateral contained therein; iv. To take possession of any Collateral;

            v. To require Pledgor to deliver and make available to Lender any Collateral at a place reasonably convenient to Pledgor and Lender;

            vi. To sell, lease or otherwise dispose of any Collateral by public or private sale (whichever Lender may elect in its sole discretion), and to collect any deficiency balance, all with or without resorting to legal process;

            vii. To set-off Pledgor's obligations against any amounts due to Pledgor including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and

            viii. To exercise all other rights available to Lender under this Pledge Agreement, any of the other Settlement Documents or applicable law.

Lender's rights are cumulative and may be exercised together, separately, and in any order. If notice to Pledgor of intended disposition of Collateral is required by law, five (5) days notice shall constitute reasonable notification. In the event that Lender institutes an action to recover any Collateral or seeks the recovery of any Collateral by way of a prejudgment remedy in an action against Pledgor, Pledgor waives the posting of any bond which might otherwise be required.

        Notwithstanding the foregoing, in view of the position of Pledgor in relation to the Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (the "Federal Securities Laws") with respect to any disposition of the Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit Lender's course of conduct if Lender were to attempt to dispose of all or part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferree of any of the Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Lender in any attempt to dispose of all or part of the Collateral under applicable "blue sky" or other state securities laws or similar laws analogous in purpose of effect. Under applicable law, in the absence of an agreement to the contrary, Lender might be held to have certain general duties and obligations to Pledgor, as pledgor, to make some effort toward obtaining a fair price even though the Indebtedness may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor understands that Lender is not to have such general duty or obligation to Pledgor, and Pledgor will not attempt to hold Lender responsible for selling all or any part of the Collateral at an inadequate price even if Lender shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, Lender were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if Lender placed all or any part of the Collateral privately with a purchaser or purchasers. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Lender sells.

        11. Time is of the Essence. Pledgor and Lender agree that time is of the essence in this Pledge Agreement.

        12. Transfer of Collateral with Indebtedness. Upon the transfer of all or any part of Lender's interest in the Indebtedness, which transfer may be made at any time by Lender, Lender may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral or part thereof which is so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

        13. Continuance of Powers. Until all Indebtedness shall have been paid or performed in full, the power of sale and all other rights, remedies and powers granted to Lender hereunder or in connection herewith shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of the Pledgor may have ceased. Any public or private sale may be held at any office of Lender, or at any other place designated by Lender.

        14. Responsibility as to Collateral. It is further understood and agreed that Lender's full duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Lender's possession, and shall not include any steps necessary to preserve rights against prior parties, or to pay any liabilities arising or accruing on or with respect to the Collateral or any part thereof.

        15. Notice. Any notices required or desired to be given by the parties hereto shall be in writing and given in the manner set forth in the Settlement Agreement.

        16. General. This Pledge Agreement shall be construed under and governed by the laws of the State of Colorado. This Pledge Agreement shall be binding upon Pledgor and any other party liable for the Indebtedness and their respective trustees, conservators, receivers, devisees, legal representatives, successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns. Pledgor shall not be permitted to delegate its duties or assign its rights under this Pledge Agreement without the prior written consent of Lender. In the event of any default hereunder, Pledgor shall pay the attorneys' fees and costs incurred by Lender in enforcing Lender's rights and remedies hereunder.


        IN WITNESS WHEREOF, the foregoing is executed this __ day of March, 2000.


                                      PLEDGOR:

                                      PRECISION STANDARD, INC.


                                      By:
                                      Name:
                                      Title:


                                      LENDER:

                                      STERLING AIRWAYS A/S IN BANKRUPTCY


                                      By:
                                      Name:
                                      Title:

                                      PEMCO WORLD AIR SERVICES A/S IN BANKRUPTCY

                                      By:
                                      Name:
                                      Title:

                                ESCROW AGREEMENT


        THIS AGREEMENT (the "Agreement") is entered into on March __, 2000, by and among Precision Standard, Inc. ("Borrower") Sterling Airways A/S in Bankruptcy and Pemco World Air Services A/S In Bankruptcy (jointly "Lender"), for the purpose of fulfilling obligations arising from the Settlement Agreement dated March __, 2000 by and between Borrower and Lender (the "Settlement Agreement").

        1. APPOINTMENT OF ESCROW AGENT. Borrower and Lender hereby appoint Colorado Business Bank as escrow agent (the "Escrow Agent"), and the Escrow Agent hereby accepts such appointment, to accept, hold, and release the funds deposited in the Escrow (as defined below) in accordance herewith.

        2. DEPOSIT OF THE PROCEEDS. Pursuant to the Settlement Agreement, Borrower executed a promissory note in the principal amount of $2,250,000 in favor of Lender (the "Promissory Note"). Pursuant to the Promissory Note, Borrower shall pay Lender two installments, $1,125,000 on or before April 30, 2000 and $1,125,000 on or before May 31, 2000 (collectively the "Note Proceeds"), which payments shall be placed into a Colorado Business Bank Private Banking Money Market Account (the "Escrow"). Such sums shall only be released by the Escrow Agent in accordance with Section 4 hereof. All payments into the Escrow shall be wire transferred as follows:

               Colorado Business Bank
               ABA 102 003 206
               FBO: Trust Division Clearing Account
               A/C # 30 061522
               FFC: CBB00256

        3. INTEREST. Interest shall accrue on the Note Proceeds during the period in which such funds are held in the Escrow at the rate generally paid by the Escrow Agent on funds held in the same or similar types of accounts or at a higher rate. For the purposes hereof, the Note Proceeds plus all interest and other earnings thereon are referred to as the "Escrow Funds."

        4. RELEASE INSTRUCTIONS.

            (a) Joint Notice. The Escrow Agent shall release the Escrow Funds upon receipt, sent via hand delivery, of a written notice executed by Borrower and Lender instructing the Escrow Agent with respect to the release of the Note Proceeds.

            (b) Unilateral Notice. If the Escrow Agent receives a Release Notice from only Borrower or Lender (the "Instructing Party"), the Escrow Agent shall deliver a copy of such Release Notice to the other party (the "Non-Instructing Party") , which shall have ten (10) business days from its receipt of the Release Notice to object in writing to the instructions in the Release Notice. If the Escrow Agent does not receive a written notice of objection from the Non-Instructing Party within the ten (10) business day period, the Escrow Agent shall release the Escrow Funds in accordance with the instructions in the Release Notice. Any Release Notice issued pursuant to this Escrow Agreement must be delivered via hand delivery to the Escrow Agent and by hand delivery or facsimile to the Non-Instructing Party.

            (c) Release Notice Required. The Escrow Agent shall not release any Escrow Funds to any party hereto without a Release Notice executed by Borrower or Lender in accordance with Section 4(b) above or both in accordance with
Section 4(a) above.

        5. CONFLICTING INSTRUCTIONS. If the Escrow Agent receives conflicting instructions in separate Release Notices from the Borrower and Lender or receives an objection by the Non-Instructing Party to the Release Notice delivered by the Instructing Party, and the conflict or objection has not been resolved within twenty (20) business days of the Escrow Agent's receipt of the last Release Notice or objection, then the Escrow Agent shall commence interpleader procedures pursuant to Section 16 below.

        6. TERMINATION. This Escrow Agreement shall terminate upon fulfillment of the Escrow agent's delivery obligations pursuant to Section 3 above, or upon interpleading of the Escrow Funds pursuant to Section 5 above, whereupon the Escrow shall automatically terminate, and the Escrow Agent shall be discharged and released from any further obligations.

        7. ESCROW INSTRUCTIONS. This Agreement shall be delivered to the Escrow Agent and the provisions hereof shall constitute the escrow instructions to the Escrow Agent from Borrower and Lender provided, however, that the parties shall execute such additional instructions as requested by the Escrow Agent not inconsistent with the provisions hereof.

        8. ESCROW FEES. The Escrow Agent shall be paid a fee of $1500 in connection herewith, which fee shall be paid as a condition of the Escrow Agent's acceptance of this Agreement.

        9. NOTICES. Notices to the Escrow Agent shall be via hand delivery. Notices to Borrower or Lender shall be via hand delivery or facsimile. Notices to the Escrow agent shall be addressed as follows:

                      Colorado Business Bank
                      Community Trust Division
                      821 17th St., 2nd Floor
                      Denver, CO 80202
                      Fax (303) 293-0700


Notices to the Borrower shall be sent as follows:

                      Precision Standard, Inc.
                      Attn. Richard Godin
                      1943 North 50th Street
                      Birmingham, Alabama 35212
                      Fax (205) 595-6631
                      Ph. (205) 591-3009

                      and

                      Mark Holdsworth
                      c/o Tennenbaum & Company
                      11100 Santa Monica Boulevard, Suite 210
                      Los Angeles, California 90025
                      Fax (310) 566-1010
                      Ph. (310) 566-1005

       with a copy to:

                      Gregory Lunt
                      Latham & Watkins
                      633 West Fifth Street, Suite 4000

                      Los Angeles, California 90071
                      Fax (213) 891-8763
                      Ph. (213) 485-1234

Notices to the Lender shall be sent as follows:

                      Pernille Bigaard
                      O. Bondo Svane
                      Trondhjems Plads 3
                      2100 Copenhagen
                      Denmark
                      Ph.  011-45 35 27 95 95
                      Fax  011-45 35 38 13 38

                             and

                      Henrick Anderson
                      Lind & Cadovius
                      38, Ostergade
                      P.O. Box 2256
                      DK-1019 Copenhagen K
                      Denmark
                      Ph.    011-45 33 33 81 00
                      Fax    011-45 33 33 81 01

               With a copy to:

                      James Markus
                      Block Markus Williams, LLC
                      1700 Lincoln, #3550
                      Denver, CO 80439
                      Ph. (303) 830-0800
                      Fax (303) 830-0809

        10. ATTORNEYS' FEES. In the event of any action or proceeding brought by any party against another under this Agreement, the prevailing party or parties shall be entitled to recover all expenses incurred through the date of final collection including, without limitation, all attorneys' fees.

        11. ENTIRE AGREEMENT. This Agreement, the Settlement Agreement and any other document attached hereto or thereto or referred to herein or therein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof. This Agreement may only be amended, modified, supplemented or revoked only in writing signed by Lender and Borrower with the written approval of Escrow Agent and upon payment to Escrow Agent of its additional fees and expenses.

        12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

        13. ASSIGNMENTS OF INTEREST. Assignments, transfers, hypothecations or conveyances of any right, title or interest in the Escrow Funds are only binding upon Escrow Agent if written notice is served by Lender or Borrower and received by Escrow Agent, all of Escrow Agent's additional fees and expenses are paid, and Escrow Agent has given its written assent.

        14. AUTHORITY OF LENDER AND BORROWER. Escrow Agent is under no duty or obligation to ascertain the identity, authority, and/or rights of Lender or Borrower or their agents who are executing, delivering or purporting to execute or deliver instructions and/or performance hereunder.

        15. COMPENSATION OF ESCROW AGENT . Borrower and Lender both jointly and severally, agree to pay Escrow Agent its fees and expenses for services, including any extraordinary fees and expenses that may arise, such as fees of counsel, consultants and court costs. Escrow Agent has a first and prior lien on Escrow Funds to secure any such fees and expenses. Escrow Agent is authorized to deduct any such fees and expenses from Escrow Funds. Any fees and expenses owed but unpaid shall accrue interest at the rate of 12% per annum.

        16. DISPUTES. In the event of any disagreement, dispute or conflicting instruction(s) between Borrower and Lender concerning this Agreement or concerning any other matter relating to this Agreement, Escrow Agent:

        a. Shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

        b. Shall deposit, in its sole and absolute discretion, the Escrow Funds or that portion of Escrow Funds it then holds with the then Clerk of the District Court of the City and County of Denver, State of Colorado, to interplead Borrower and Lender. Upon such deposit and filing of interpleader, Escrow Agent shall be relieved of all liability as to Escrow Funds and shall be entitled to recover from the Escrow Funds and/or the Borrower or Lender its attorneys' fees and other costs incurred in commencing and maintaining such action. Borrower and Lender by signing this Agreement submit themselves to the jurisdiction of such Court and do appoint the then Clerk of such court as their agent for the service of all process in connection with such proceedings. In no event shall the institution of such interpleader action impair the rights of Escrow Agent described in Sections 20 and 21.

        17. EXTENSION OF BENEFITS. This Agreement extends to and binds the heirs, legal representatives and successors and assigns all of the parties to this Agreement.

        18. GOVERNING LAW. The laws of the State of Colorado shall apply to the interpretation, construction and enforcement of this Agreement.

        19. HEADINGS. The titles of these numbered sections to this Agreement exist for convenience only and in no way shall they restrict or modify any Agreement or provision.

        20. INDEMNIFICATION AND HOLD HARMLESS. Borrower and Lender agree, jointly and severally, to indemnify and hold harmless Escrow Agent from any liability, cost or expense whatsoever, including attorney's fees that it has or will incur by reason of accepting the Escrow Funds and by acting under this Agreement.

        21. NON-LIABILITY. Escrow Agent shall not be liable for any act it may do or omit to do as Escrow Agent while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. Escrow Agent shall have the right to consult with counsel whenever any question arises concerning Agreement and shall incur no liability whatsoever, for any delay reasonably required to obtain such advice of counsel.

        22. OTHER CONTRACTS OR AGREEMENTS. Escrow Agent is not a party to or bound by any agreement between Depositors other than this Agreement, whether or not an original copy of such agreement is held as Escrow Funds or is in the files of Escrow Agent.

        23. REMOVAL OR RESIGNATION OF ESCROW AGENT. Escrow Agent may resign at any time by furnishing written notice of its resignation to Borrower and Lender. Borrower and Lender may remove Escrow Agent at any time by furnishing to Escrow Agent a written notice of its removal. Such resignation or removal, as the case may be, shall be effective thirty days after delivery of such notice.

        24. STATUTE OF LIMITATIONS AND LACHES. Escrow Agent is not liable for the outlawing, lapse or invalidation of any rights under any Statute of Limitations or due to laches with respect to Agreement or the Escrow Funds.

        25. VALIDITY AND SUFFICIENCY OF DEPOSITS AND INSTRUCTIONS. Escrow Agent assumes no responsibility for the validity and/or sufficiency of any funds, securities, instruments or instructions held as the Escrow Funds.

        26. WAIVERS. The failure of any party to Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to Agreement of any such condition or breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.

                                 BORROWER:

                                 PRECISION STANDARD, INC.


                                 By:
                                 Name:
                                 Title:



                                 LENDER:

                                 STERLING AIRWAYS A/S IN BANKRUPTCY


                                 By:
                                 Name:
                                 Title:

                                 PEMCO WORLD AIR SERVICES A/S IN BANKRUPTCY

                                 By:
                                 Name:
                                 Title:

        The foregoing Agreement is agreed to and accepted on ______ by Colorado Business Bank.


                                            ESCROW AGENT:


                                            COLORADO BUSINESS BANK



                                            By:
                                            Name:
                                            Title: